Exhibit 99.1

FOSSIL GROUP, INC. ANNOUNCES OFFERING OF $125 MILLION SENIOR NOTES DUE 2026

Richardson, TX, November 1, 2021 – Fossil Group, Inc. (NASDAQ: FOSL) (“Fossil Group” or the “Company”) today announced it has commenced an underwritten registered public offering of $125 million aggregate principal amount of senior notes due 2026 (the “Notes”), subject to market and certain other conditions. The Company expects to grant the underwriters a 30-day option to purchase an additional $5.0 million aggregate principal amount of Notes in connection with the offering.

The Company expects to use the net proceeds of the offering to repay outstanding borrowings under the Company’s Term Credit Agreement.

B. Riley Securities, Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc. and William Blair & Co., L.L.C. are acting as book-running managers for this offering. InspereX LLC is acting as lead manager and Aegis Capital Corp., Alexander Capital L.P., Colliers Securities LLC, Huntington Securities, Inc., Revere Securities LLC and Wedbush Securities Inc. are acting as co-managers.

The offering of the Notes is being made pursuant to the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (“SEC”) on September 30, 2021, including a base prospectus, and a preliminary prospectus supplement related to the offering previously filed with the SEC.

Copies of the base prospectus and the preliminary prospectus supplement may be obtained on the SEC’s website at www.sec.gov, or by contacting B. Riley Securities, Inc. by phone at (703) 312-9580, or by emailing prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fossil Group, Inc.

Fossil Group, Inc. is a global design, marketing, distribution and innovation company specializing in lifestyle accessories. Under a diverse portfolio of owned and licensed brands, our offerings include traditional watches, smartwatches, jewelry, handbags, small leather goods, belts and sunglasses. We are committed to delivering the best in design and innovation across our owned brands, Fossil, Michele, Relic, Skagen and Zodiac, and licensed brands, Armani Exchange, Diesel, DKNY, Emporio Armani, kate spade new york, Michael Kors, PUMA and Tory Burch. We bring each brand story to life through an extensive distribution network across numerous geographies, categories and channels.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Such forward looking statements include, but are not limited to, statements regarding the terms and conditions and timing of the Notes offering and the intended use of proceeds. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the possibility that the Notes offering will not be consummated at the expected time, on the expected terms, or at all. Additional risks and uncertainties are more fully described in Fossil Group’s filings with the SEC, including its Annual Report on Form 10-K/A for the fiscal year ended January 2, 2021 as supplemented by subsequent Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

Investor Relations:    Christine Greany
The Blueshirt Group
(858) 722-7815
christine@blueshirtgroup.com